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                                                  EXHIBIT 11

                       Computation of weighted average number of shares of common stock



                                                                For the three               For the nine
                                                           months ended September      months ended September
                                                           ----------------------      ----------------------
                                                               1998        1999            1998       1999
                                                              ------     ------            ------     ------
Shares outstanding at
  beginning of period ...................................     15,077     15,275            15,037     15,158

Weighted average shares
  issued and repurchased ................................         25          1                28         70
                                                              ------     ------            ------     ------
Shares used in the
  calculation of basic EPS
  (weighted average shares
  outstanding) ..........................................     15,102     15,276            15,065     15,228

Effect of dilutive
  securities ............................................        259        333               235        363
                                                              ------     ------            ------     ------
Shares used in the
  calculation of diluted
  EPS ...................................................     15,361     15,609            15,300     15,591
                                                              ======     ======            ======     ======
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